                                                                    EXHIBIT 99.1

                                       HEARING DATE:  JULY 31, 1998 AT 2:00 P.M.
                               OBJECTION DEADLINE:  JULY 30, 1998 AT 12:00 NOON


                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                             )      Chapter 11
                                                   )
CROWN BOOKS CORPORATION,     )
SUPER CROWN BOOKS CORPORATION,                     )      Case No. 98-1575 (RRM)
CROWN BOOKS EAST CORPORATION,                      )
CROWN BOOKS WEST CORPORATION,)
CROWN BOOKS NATIONAL CORPORATION,                  )      (Jointly Administered)
and CROWN DHC CORPORATION,                         )
                                                   )
                             Debtors.              )


                      MOTION OF DEBTOR-IN-POSSESSION PURSUANT TO
                    SECTIONS 363 AND 105(a) OF THE BANKRUPTCY CODE
                  FOR AN ORDER: (a) APPROVING THE CLOSING OF CERTAIN
                 STORES, (b) AUTHORIZING "GOING-OUT-OF-BUSINESS" SALES
                   AT THOSE LOCATIONS, (c) EXEMPTING THE SALES FROM
                 STATE AND LOCAL REGULATORY LAWS AND LEASE PROVISIONS
                   WITH WHICH THE DEBTOR MIGHT OTHERWISE BE REQUIRED
                TO COMPLY, (d) AUTHORIZING THE DEBTOR TO ENTER INTO AN
                   AGENCY AGREEMENT WITH A JOINT VENTURE CONSISTING
                    OF THE OZER GROUP LLC, SCHOTTENSTEIN BERNSTEIN
                    CAPITAL GROUP, INC. AND GORDON BROTHERS RETAIL
                   PARTNERS, LLC, (e) AUTHORIZING THE CONDUCT OF AN
                 AUCTION AND (f) APPROVING CERTAIN NOTICE AND BIDDING
                PROCEDURES, INCLUDING BID PROTECTION AND A BREAK-UP FEE


               Crown Books Corporation ("Crown" or the "Debtor"), as one of the above-captioned affiliated debtors and debtors-in-possession (collectively, the "Debtors"), by and through its undersigned counsel, hereby moves this Court for entry of an order pursuant to sections 363 and 105(a) of title 11 of the United States Code (the "Bankruptcy Code"), for an Order (a) approving the discontinuation of operations at certain of the



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Debtor's stores (the "Stores"), (b) authorizing the Debtor to conduct
"going-out-of-business" sales (the "GOB Sales" or the "Sales") at the Stores and thereby selling all merchandise located at the Stores (the "Merchandise") free and clear of liens,(1) (c) exempting the Sales from state and local regulatory laws and lease provisions with which the Debtor might otherwise be required to comply, (d) authorizing the Debtor to enter into the attached agency agreement (the "Agency Agreement" or the "Agreement") with a joint venture consisting of The Ozer Group LLC, Schottenstein Bernstein Capital Group, Inc. and Gordon Brothers Retail Partners, LLC (the "Agent"), (e) authorizing the conduct of an auction and (f) approving certain notice and bidding procedures, including bid protection and a break-up fee (the "Motion").

               In support of this Motion, the Debtor respectfully represents as follows:

                                   BACKGROUND

               1. On July 14, 1998 (the "Petition Date"), the Debtors each filed with this Court their voluntary petitions for relief under Chapter 11 of Title 11, United States Code (the "Bankruptcy Code"). Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the Debtors are continuing to operate their businesses and manage their properties and assets as debtors-in-possession. No trustee, examiner or committee has been appointed in the Debtors' Chapter 11 cases.

               2. Crown, a Delaware corporation, is a discount retailer specializing in the sale of books and book-related products. Crown currently operates approximately 177 stores in nine markets (Washington, D.C., Philadelphia, Chicago, Dallas, Houston,

--------------------
(1) Debtor's furniture, fixtures and equipment may also be sold at the Debtor's option. See discussion of the Agency Agreement, infra.


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Seattle, San Francisco, Los Angeles and San Diego). The majority of Crown's stores are located in suburban strip mall shopping centers, with a few stores located in downtown shopping areas. Crown DHC Corporation, a wholly owned subsidiary of Crown holds the "Crown" and "Supercrown" trademarks. The other Debtors herein are nonoperating wholly-owned subsidiaries of Crown with no material assets. The Debtors' corporate headquarters are located in Landover, Maryland.

               3. As of May 2, 1998, the Debtors had, on a consolidated basis, assets of approximately $130,387,000 and liabilities of approximately $100,525,000.(2) For the fiscal year ended January 31, 1998, Crown had total sales of approximately $297,505,000. The Debtors currently have approximately 2,700 full-time and part-time employees.

               4. This Court has jurisdiction over this motion under 28 U.S.C. Sections 157 and 1334, which is a core proceeding within the meaning of 28 U.S.C. Section 157(b). Venue of the Debtor's chapter 11 case and of this motion in this district is proper pursuant to 28 U.S.C. Sections 1408 and 1409. The statutory predicates for the relief requested herein are sections 105(a) and 363 of the Bankruptcy Code.

               5. Prior to the Petition Date, the Debtor conducted an operational appraisal which revealed that on balance many of the Stores were unprofitable and a source of continuing financial losses. Accordingly, the Debtor has decided to liquidate Merchandise and close at least 43, and up to 79, of its 177 stores.

               6. The Debtor has concluded that the most economical method for

-------------------
(2) This financial information is reported at book value and may not reflect actual market value or realizable value. The book value also does not reflect certain off-book or contingent liabilities that may be material.


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liquidating the Merchandise was through a public liquidation sale. Accordingly, the Debtor has entered into the Agency Agreement with a joint venture comprised of The Ozer Group LLC, Schottenstein Bernstein Capital Group, Inc. and Gordon Brothers Retail Partners, LLC (such entities having been heretofore defined collectively as the "Agent"). A copy of the Agency Agreement is annexed hereto as Exhibit A.

               7. As set forth more fully below, the Debtor believes that a prompt liquidation of the Merchandise at the Stores in question, in accordance with the Agent's proposal embodied in the Agreement, would result in the best recovery for Debtor's creditors from these.

                                  THE GOB SALES

               8. Upon Court approval, the Debtor, with the assistance of the Agent, will conduct GOB Sales at the Stores. Because of the nature of the Merchandise, the Debtor has determined that it would be inefficient and uneconomical to redistribute the Merchandise to other locations. Thus, in an effort to maximize the value of the Merchandise for the benefit of its estate and creditors, the Debtor seeks authority to conduct the Sales at the Stores.

                              THE AGENCY AGREEMENT(3)

               9. The Debtor has not yet determined whether the GOB Sales will be conducted at 43 Stores or 79 Stores, and the Agency Agreement provides for both contingencies. In the event that the Debtor chooses to conduct GOB Sales at 79 Stores,


-------------------
(3) The following is a brief discussion of certain provisions of the Agreement. Parties are directed to the Agreement annexed hereto for a full explication of its terms.





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the Debtor may elect either (i) a guaranteed recovery of 40% of the value of the
Merchandise measured at "retail" (as defined under the Agency Agreement) (the "Guaranteed Amount")(4) or (ii) a Guaranteed Amount of 38% of the value of the Merchandise measured at retail and, if the proceeds of the Sales exceed the Guaranteed Amount plus expenses of the Sales and the Agent's 3% fee, the Debtor and the Agent will then share the excess proceeds equally. Should the Debtor choose to conduct GOB Sales at 43 Stores, the percentage returns under the Guaranteed Amounts are reduced to 38.75% and 37.25%, respectively. The material terms of the Agency Agreement are substantially identical irrespective of whether the Debtor chooses to conduct GOB Sales at 79 or 43 Stores (with obvious reductions in amounts); parties are advised to review the Agency Agreement annexed hereto as Exhibit A for specific provisions relating to the number of Stores at which GOB Sales will be conducted.(5)

               10. The foregoing pricing for the 79-Store transaction assumes that the Merchandise to be sold via the Sales has an aggregate Retail Price of not less than $40,000,000, and the Agreement further provides for pricing adjustments in the event that discrepancies arise regarding the amount and value of the Merchandise.

               11. The Debtor estimates that under the 40% guaranteed recovery, the Sales will provide a minimum recovery of $16.0 million. Under the second approach outlined above, the Sales will generate a minimum recovery of $15.2 million (without factoring in the Debtor's potential upside). The foregoing amounts are minimum

-----------------
(4) Capitalized terms not defined herein shall have the meanings assigned to such terms in the Agency Agreement.
(5) For the sake of clarity, this Motion discusses in detail only the proposed 79-Store transaction; again, parties are directed to the Agency Agreement for a complete discussion of the terms of both proposals.


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calculations, and based upon its analysis of the Merchandise, the Debtor anticipates a greater return than the minimum amounts set forth above.

               12. Pursuant to the Agency Agreement, the Agent (i) will pay the Debtor 50% of the Guaranteed Amount by wire transfer of immediately available funds and (ii) will post a letter of credit equal to 30% of the Guaranteed Amount within one business day following entry of an Order approving this Motion, based upon the agreed upon book value of the Merchandise as of such date. After the Debtor and the Agent have (i) completed a reconciliation of the Merchandise and (ii) determined the Maximum Return Credit (as discussed more fully below), the balance of the Guaranteed Amount shall be paid within two (2) business days.

               13. At any time prior to the date seven (7) days after the conclusion of the Sales, the Agent shall have the right, in its sole discretion, to return to Crown Merchandise have an aggregate Retail Value of up to 35% of the total Retail Value of all of the Merchandise (as more specifically defined in the Agreement, the "Credit Merchandise"). Upon determination of the Retail Value of all Credit Merchandise, the Agent shall be entitled to a cash credit against the unpaid portion of the Guaranteed Amount in an amount equal to 40% of the aggregate Retail Value of the Credit Merchandise (such amount being the "Return Credit"). The amount calculated as the Return Credit is based upon the Debtor's representations that this figure translates into approximately 77% of cost for Credit Merchandise).

               14. By separate motion filed concurrently herewith, the Debtors are seeking approval of a Book Return Agreement (the "Agreement") with Ingram Book Company ("Ingram") which provides, inter alia, for the Debtors to return books to Ingram


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in exchange for a reduction of Ingram's pre-petition claim and for post-petition trade credit. In addition, and in connection with the Motion, the Agreement with Ingram also provides that Ingram will repurchase up to 35% of the Merchandise in the Stores at 77.5% of Crown's cost of such Merchandise. In effect, the foregoing commitment by Ingram constitutes a "backstop" for the Debtor to ensure the success of the GOB Sales and to ensure the highest possible return from the GOB Sales.

               15. To secure payment of the Guaranteed Amount, the Agent shall deliver to the Debtor an irrevocable standby letter of credit in original face amount equal to the sum of the Maximum Return Credit and naming Crown as beneficiary (the "Letter of Credit"). The Debtor and Agent agree that the face amount of the Letter of Credit shall be reduced on a dollar for dollar basis to the extent Agent makes payments to the Debtor pursuant to the terms of the Agreement.

               16. Pursuant to the Agency Agreement, the Agent shall be responsible for all store operating expenses (which shall be reconciled on a weekly basis) arising during the term of the Sales. Such expenses shall include: payroll; payroll taxes and benefits; Agent's supervisor's fees and travel costs; advertising and promotion costs; in-store signage; credit and fees and discounts (at Debtor's customary rates) and charge backs; long distance telephone expenses from the Stores attributable to the Sale; inventory insurance; 50% of inventory taking fees; and, an incentive program for Store employees in a total amount of up to 10% of the base payroll for the Stores (which amount is inclusive of taxes and benefits).

               17. Finally, at the Debtor's option, the Agent will arrange for the sale of the furniture, fixtures and equipment in the stores, stockrooms, warehouses and offices




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of the Debtor (the "FF&E"), and will receive a commission of 10% of the sales price received, less sales taxes. In addition, the Debtor will reimburse the Agent for all previously authorized out of pocket expenses incurred in connection with the disposition of the FF&E. At its option, the Agent will provide to the Debtor a guarantee on the FF&E. At the conclusion of the sale of the FF&E, the Agent will be permitted to leave unsold FF&E in place.

                     RELIEF FROM STATE AND LOCAL REGULATORY
                        STATUTES AND ORDINANCES AND LEASE
                   PROVISIONS REGULATING GOING-OUT-OF-BUSINESS SALES

               18. As discussed above, the Debtor has determined that the continued operation of the Stores is no longer feasible or desirable, and, therefore, has determined to close the Stores and conduct the Sales.

               19. However, certain states, counties and municipalities in which Stores are located have licensing and similar requirements with respect to GOB, liquidation and store closing sales. Some of the leases of the Stores also may prohibit GOB Sales and/or may restrict the placement of signage in connection with such sales. These state and local requirements, and lease restrictions, would place an unacceptable burden on the estate and its creditors, in both monetary terms and in the time that is required to comply with them. Accordingly, in the Debtor's view, it is necessary and appropriate for the Court to authorize the Debtor, under the Court's section 105(a) power, to conduct the Sales for up to 105 days following entry of an order authorizing the Sales, without the time-consuming process of obtaining various state and local licenses and/or


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complying with any additional requirements under the relevant leases.(6)


                              APPLICABLE AUTHORITY

               20. Section 363(b)(1) of the Bankruptcy Code provides as follows:

               (b)(1) The trustee, after notice and a hearing, may use, sell or lease, other than in the ordinary course of business, property of the estate.

11 U.S.C. Section 363(b)(1).

               Section 363(c)(1) of the Bankruptcy Code provides, in relevant part as follows:

               (c)(1) If the business of the debtor is authorized to be operated ... and unless the court orders otherwise, the trustee may enter into transactions, including the sale or lease of property of the estate, in the ordinary course of business, without notice or a hearing ...."

11 U.S.C. Section 363(c)(1).

               Section 363(f) of the Bankruptcy Code provides as follows:

               (f) The trustee may sell property under subsection (b) or (c) of this section free and clear of any interest in such property of an entity other than the estate, only if

                      (1) applicable nonbankruptcy law permits sale of such
               property free and clear of such interest;

                      (2) such entity consents;

                      (3) such interest is a lien and the price at which such
               property is to be sold is greater than the aggregate value of all liens on such property;

------------------
(6) Some statutes and ordinances automatically permit GOB sales when the GOB sale has been authorized by a bankruptcy court, while others would continue to impose onerous requirements whether or not a bankruptcy court authorizes the GOB sale. The order the Debtor seeks would address the problems resulting from both kinds of regulatory schemes.


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                      (4) such interest is in bona fide dispute; or

                      (5) such entity could be compelled, in a legal or
               equitable proceeding, to accept a money satisfaction of such interest.

11 U.S.C. Section 363(f).

               Section 105(a) of the Bankruptcy Code provides, in pertinent part, as follows:

               (a) The court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title.

11 U.S.C. Section 105(a).

               This Court, therefore, has the authority to grant all of the relief requested.

                          BEST INTERESTS OF THE ESTATE

               21. As set forth above, the Debtor anticipates a minimum recovery of between approximately $15.2 and $16.0 million from the Sales contemplated under the Agency Agreement. If the proposed liquidation of the Merchandise and closure of the Stores does not occur as set forth in the Agency Agreement, this recovery will be jeopardized. Indeed, it is beyond dispute that the Merchandise is not appreciating in value over time. Accordingly, a delay in the liquidation of Merchandise proposed herein would result in decreased returns to Debtor's creditors.

               22. Other aspects of closing the Stores are strongly in the best interests of the estate and its creditors. The Merchandise will be converted to cash, and the Debtor has taken reasonable steps to maximize its realization of that property's value. Similarly, maximizing value requires that the Debtor be exempted from compliance with local laws


                                     - 10 -

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imposing regulatory hurdles on those conducting GOB Sales. Other than as a revenue generating device, those laws' only real regulatory concern is the prevention of fraud -- in particular, false statements that a store is "going out of business" and will be closed. Here, with respect to the Stores in question, there is no doubt.

               23. Accordingly, the Debtor respectfully submits that the entry of an order by this Court granting the relief requested in this Motion is in the best interests of the Debtor, its estate and its creditors.

                       SALE OF THE MERCHANDISE FREE AND
                 CLEAR OF ALL LIENS, CLAIMS AND ENCUMBRANCES

               24. Pursuant to section 363(f) of the Bankruptcy Code, a debtor-in-possession may sell all or any part of its property free and clear any and all liens, claims or interests in such property if (i) such a sale is permitted under applicable non-bankruptcy law, (ii) the party asserting such a lien, claim or interest consents to such sale, (iii) the interest is a lien and the purchase price for the property is greater than the aggregate amount of all liens on the property, (iv) the interest is the subject of a bona fide dispute, or (v) the party asserting the lien, claim or interest could be compelled, in a legal or equitable proceeding, to accept a money satisfaction for such interest. See 11 U.S.C. Section 363(f); In re Elliot, 94 B.R. 343, 345 (E.D. Pa. 1988)
(section 363(f) written in disjunctive; court may approve sale "free and clear" provided at least one of the subsections is met).

               25. The Debtor expects to negotiate an agreement with its post-petition secured Lenders to obtain their consent to the sale of the Merchandise free and clear of liens, claims and encumbrances. To the extent such consent is not obtained, the Debtor


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requests that the liens, claims and encumbrances asserted against the
Merchandise and any other creditors purporting to be secured creditors, be transferred and attach to the net proceeds from the Sales received by the Debtor, subject to the rights, claims, defenses and objections, if any, of any or all interested parties with respect thereto.

               26. Accordingly, the Debtor requests that the order approving the sale of the Merchandise and, if applicable, FF&E, provide that such sale is free and clear of all liens, claims and encumbrances in accordance with section 363(f) of the Bankruptcy Code.

                      ALTERNATIVELY, THE DEBTOR MAY SEEK
                AUTHORITY TO ACCEPT A HIGHER AND BETTER OFFER

               27. While the Debtor has determined that the bid of the Agent is superior to the proposals that have been submitted to conduct the Sales, the Debtor expressly reserves the right to select an alternative proposal if it is determined, in the exercise of the Debtor's business judgment, that such a proposal represents the highest and best offer received for the Debtor's assets and will maximize value for the Debtor's creditors.

               28. Accordingly, the Debtor will accept bids from liquidators at the auction (described more fully below) and reserves the right to seek authority from this Court to conduct store closing sales in each of the Stores in conjunction with the prevailing bidder.

                  PROPOSED NOTICE AND BIDDING PROCEDURES IN
              CONNECTION WITH THE DEBTOR'S SALE OF THE PROPERTY


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               29. In order to ensure adequate notice to interested parties, the
Debtor proposes to deliver notice in the form annexed hereto as Exhibit via hand delivery or Federal Express to (i) those persons who have previously expressed an interest in the assets to the Debtor, (ii) the United States Trustee, (iii) all secured creditors of record, (iv) counsel to the Official Committee of Unsecured Creditors (once appointed), (v) each party that has filed a notice of appearance in these cases, (vi) the Debtor's landlords in the stores affected by the Sales and (vii) the Attorneys General in the states in which the Debtor proposes to conduct the Sales. This notice will result in the notification of the primary parties in interest to determine if anyone has an objection or wishes to better the offer submitted by July 30, 1998. The benefit of any further notice would not warrant the expense, and the Debtor respectfully submits that no other or further notice of the Motion need be given.

               30. The Debtor also requests approval of the following bidding and overbid procedures in connection with this matter, all in accordance with the terms of the Asset Purchase Agreement:

                    - Any party wishing to submit a competing offer for the Merchandise (either in the form of an asset purchase agreement or an agency agreement to conduct store closing sales) must submit such offer, in writing, to the under signed counsel to the Debtor no later than 12:00 noon prevailing Eastern Time on July 30, 1998;

                    - To be considered a "Qualified Bidder" the party must accompany such written offer with (1) the identity of such


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                         potential bidder and an officer(s) or authorized
                         agent(s) who will appear on behalf of such bidder, (2) evidence, satisfactory to the Debtor, of the bidder's financial ability to complete the transaction contemplated by such offer. In addition, such party must bring to the auction a certified check in the amount of $500,000 to be deposited by the counsel to the Debtor in an escrow account, such sum to be credited to the purchase price if such bidder is a successful bidder or, if not, returned to the potential bidder. In the event that the successful bidder does not close, the earnest money deposit will be retained as liquidated damages and the Debtor shall seek to close with the next highest bidder.

                    - In the event an offer is received from a Qualified Bidder, an auction will be conducted at the offices of Young Conaway Stargatt & Taylor, LLP commencing at 10:00 a.m. on July 31, 1998 to consider any and all bids, and any Qualified Bidder may appear and submit its highest and final bids for the Merchandise.

                    - The following requirements apply to all competing offers: (i) all bidders must agree to be bound by the terms and conditions of the Agreement (with appropriate modifications for the identity of the successful bidder and the increased price), (ii) all bidders must provide adequate


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

                         assurance of their ability to perform their obligations under this Agreement, (iii) the initial bid must be for an increase in the percentage on which the Guaranteed Amount is based of at least .25%, with successive bids thereafter for an increase in the percentage on which the Guaranteed Amount is based of at least .10% over the previous bid, (iv) competing bids shall not be conditioned on the outcome of unperformed due diligence by the bidder, and (v) Agent shall be permitted to bid and submit a higher offer.

                    - Each competing offer made or deemed to be made shall remain open and irrevocable until the earliest to occur of (i) entry of an order approving the sale of the Merchandise which is the subject of such offer and the dissolution of any stays of such order, (ii) withdrawal of the Merchandise from any sale, or (iii) consummation of a sale of the Merchandise to any other bidder.

                    - The Debtor reserves the right, to (i) determine in its discretion which offer, if any, for the Merchandise is the highest and best offer and (ii) reject at any time prior to entry of an order of the Court approving an offer, any offer which the Debtor, in its discretion, deems to be (a) inadequate or insufficient, (b) not in conformity with the requirements of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules or the terms and conditions of Agreement set forth herein, or (c) contrary to the best interests of the Debtor and its estate. The Debtor will have no obligation to accept or submit for Court approval any offer presented at the Auction.

                    - If no offer is received from a Qualified Bidder, no auction will be conducted and the Debtor shall request that the Court enter an order approving this Motion.

                            THE PROPOSED BREAK-UP FEE

               31. Additionally, the Debtor requests that if the Agent is not ultimately the maker of the highest and best offer that the Court approve the payment to the Agent of a break-up fee of $75,000 as required by the Agreement (the "Break-Up Fee"). The Debtor believes that the proposed Break-Up Fee is fair, reasonable, and in the best interests of the estate. It has become well-settled that break-up fees are appropriate compensation for the risk involved in preparing and proposing a bid, which thereby enhances the value of the debtor's estate by attracting initial bids and establishing a minimum standard for competing bids, if any. See In re Integrated Resources, Inc., 147 B.R. 650, 651-52 (S.D.N.Y. 1992), app. dism'd, 3 F.2d 49 (2d Cir. 1993); see also In re 995 Fifth Ave. Assoc., 96 B.R. 24 (Bankr. S.D.N.Y. 1989); cf. In re America West Airlines, Inc., 166 B.R. 908, 913 (Bankr. D. Ariz. 1994) (applying a "best interest of the estate" standard).

               32. Factors considered in evaluating proposed break-up fees in chapter 11 cases include the following:

                   (a) whether the relationship of the parties who negotiated the fee is marked by self-dealing or manipulation;

                   (b) whether the fee hampers, rather than encourages, bidding; and

                   (c) whether the amount of the fee is reasonable in relation to the proposed purchase price. Integrated Resources, 147 B.R. at 656. Further, courts have either evaluated the debtor's decision to offer the break-up fee according to (i) the business judgment rule, id. at 660, or (ii) whether the fee serves the best interests of the debtor's estate, creditors and other parties in interest. See, e.g., In re S.N.A. Nut Co., 186 B.R. 98, 104 (Bankr. N.D. Ill.
1995); America West Airlines, 166 B.R. 908.

               33. The Ozer Group, LLC, one of the joint venturers comprising the Agent, is affiliated with Paragon Capital, LLC, one of the Debtors' postpetition DIP lenders. Irrespective of this relationship, the Break-Up Fee was negotiated by sophisticated parties represented by competent counsel, and the Agent's offer is expressly contingent on Bankruptcy Court approval thereof. The Break-up Fee will not exceed $75,000 which is approximately 0.5% of the value of the 40% Guaranteed Amount or approximately 0.49% of the value of the 38% Guaranteed Amount (without calculating the upside potential for the Debtor), both percentages that are well within the range of those that have been accepted by this and other courts.(7) See, e.g., Doehring v. Crown Corp. (In re Crown Corp.), 679 F.2d 774 (9th Cir. 1982) (4.9% fee). Accordingly, the


--------------
(7) In the event that the Debtor chooses to conduct GOB Sales at 43 Stores, the Break-up Fee under the Agency Agreement shall be reduced to $50,000.

Debtor believes that there is ample support for the Court to approve the Break-up Fee.

                               NO PREVIOUS REQUEST

                   34. No previous request for the relief sought in this Motion has been made to this or any other Court.

                   WHEREFORE, the Debtor respectfully requests the Court to enter an order:

                   A. Approving the Debtor's plan to discontinue operations at the Stores;

                   B. Authorizing the Debtor to conduct "going-out-of-business" sales at the Stores and to sell all furniture, fixtures and equipment free and clear of liens;

                   C. Exempting the Sales from state and local regulatory laws and lease provisions with which the Debtor might otherwise be required to comply;

                   D. Authorizing the Debtor to enter into an agency agreement with a joint venture consisting of The Ozer Group LLC, Schottenstein Bernstein Capital Group, Inc. and Gordon Brothers Retail Partners, LLC;

                   E. Authorizing the conduct of an auction; and


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


                   F. Approving certain notice and bidding procedures, including bid protection and a break-up fee.

                                   YOUNG CONAWAY STARGATT & TAYLOR, LLP

                                   /s/ JAMES L. PATTON
                                   ------------------------------------------
                                   James L. Patton, Jr. (No. 2202)
                                   S. David Peress (No. 2679)
                                   Brendan Linehan Shannon (No. 3136)
                                   Michael R. Nestor (No. 3526)
                                   11th Floor, Rodney Square North
                                   P.O. Box 391
                                   Wilmington, Delaware 19899-0391
                                   (302) 571-6600

                                   Counsel to Debtors and Debtors-in-Possession


Dated:  July 22, 1998


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